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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in NRG Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 30, 2001